Exhibit 10.15

CERTIFICATE OF AMENDMENTS

TO THE

OPEXA THERAPEUTICS, INC.

JUNE 2004 COMPENSATORY STOCK OPTION PLAN

(f/k/a PharmaFrontiers Corp. June 2004 Compensatory Stock Option Plan)

This Certificate of Amendments sets forth certain prior amendments to the June 2004 Compensatory Stock Option Plan (the “Plan”) of Opexa Therapeutics, Inc., a Texas corporation (the “Company”). Unless otherwise specifically defined herein, each capitalized term used herein shall have the meaning afforded such term under the Plan.

W I T N E S S E T H:

WHEREAS, the Plan originally reserved an aggregate of 200,000 Shares (post-split) for issuance of Awards thereunder;

WHEREAS, the Company’s Board of Directors (the “Board”) previously approved certain amendments to the Plan, subject to stockholder approval, on three prior occasions, and such stockholder approval was subsequently obtained;

WHEREAS, the Company effected a 1-for-10 reverse split of the Shares on June 16, 2006, and all Share numbers set forth herein have been adjusted to reflect such reverse split; and

WHEREAS, the purpose of this Certificate of Amendments is to set forth those prior amendments to the Plan duly adopted by the Board and stockholders.

NOW, THEREFORE, the following recites the amendments to the Plan to date:

1. First Amendment. Section 5(a) of the Plan was amended by replacing the first sentence of such section with the following:

“Subject to adjustment as provided in Section 5(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 300,000.”1

The foregoing amendment was (i) approved by the Board as of April 19, 2005 and (ii) approved by the stockholders of the Company and became effective on June 21, 2005.

[1]	Prior to the effectiveness of the First Amendment, 200,000 Shares were subject to the Plan.

2. Second Amendment.

(a) Section 5(a) of the Plan was amended by replacing the first sentence of such section with the following:

“Subject to adjustment as provided in Section 5(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 1,200,000.” 2

(b) Section 5(d) of the Plan was amended by replacing the first sentence of such section with the following:

“No more than 50,000 shares of Common Stock may be subject to Qualified Performance-Based Awards granted to any Eligible Individual, including a Covered Employee, in any Fiscal Year.”

The foregoing amendments were (i) approved by the Board as of April 20 and 26, 2006 and (ii) approved by the stockholders of the Company and became effective on June 15, 2006.

3. Third Amendment. Section 5(a) of the Plan was amended by replacing the first sentence of such section with the following:

“Subject to adjustment as provided in Section 5(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 2,300,000.”3

The foregoing amendment was (i) approved by the Board as of August 12, 2008 and (ii) approved by the stockholders of the Company and became effective on September 26, 2008.

IN WITNESS WHEREOF, the Company has caused its authorized officer to execute this Certificate of Amendments to the Opexa Therapeutics, Inc. June 2004 Compensatory Stock Option Plan to evidence the foregoing amendments.

OPEXA THEREAPEUTICS, INC.

Dated: March 3, 2010	By:	/s/ Neil K. Warma
Neil K. Warma
President and Chief Executive Officer

[2]	Prior to the effectiveness of the Second Amendment, 300,000 Shares were subject to the Plan.
[3]	Prior to the effectiveness of the Third Amendment, 1,200,000 Shares were subject to the Plan.

2